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As filed with the Securities and Exchange Commission on May 16, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	3674	20-3672603
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(IRS Employer Identification No.)

8120 Shaffer Parkway
Littleton, Colorado 80127
(303) 285-9885
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Matthew Foster
8120 Shaffer Parkway
Littleton, Colorado 80127
(303) 285-9885
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark A. von Bergen David C. Wang Holland & Knight LLP 2300 US Bancorp Tower 111 SW Fifth Avenue Portland, Oregon 97204 (503) 243-2300	Marc D. Jaffe Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200

        Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-149740

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐          Accelerated filer ☐          Non-accelerated filer ☐          Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common stock, $0.0001 par value per share	$1,735,062	$68.19

TOTAL:	$1,735,062	$68.19

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to rule 457(o) under the Securities Act of 1933, as amended. The registrant previously registered securities at an aggregate offering price not to exceed $59,444,938 on a Registration Statement on Form S-3 (File No. 333-149740), which was declared effective on May 15, 2008. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $1,735,062 is hereby registered.

(2)
Previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE

        This registration statement is being filed to register additional shares of our common stock, $0.0001 par value per share, with an aggregate public offering price not to exceed $1,735,062, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. This registration statement relates to our registration statement on Form S-3 (File No. 333-149740), which was declared effective by the Securities and Exchange Commission on May 15, 2008. In accordance with Rule 462(b), this registration statement incorporates by reference our registration statement on Form S-3 (File No. 333-149740), including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits.

Exhibit No.	Description
5.1	Opinion of Holland & Knight LLP
23.1	Consent of Hein & Associates LLP
23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page to Registration Statement No. 333-149740)
24.2	Power of Attorney (incorporated by reference to Exhibit 24.2 to Registration Statement No. 333-149740)

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Littleton, Colorado on May 16, 2008.

Ascent Solar Technologies, Inc.
By:	/s/ MATTHEW FOSTER Matthew Foster, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MATTHEW FOSTER Matthew Foster	President and Chief Executive Officer (Principal Executive Officer)	May 16, 2008
/s/ GARY GATCHELL Gary Gatchell	Chief Financial Officer (Principal Accounting and Financial Officer)	May 16, 2008
* Mohan S. Misra	Chairman of the Board	May 16, 2008
* Stanley A. Gallery	Director	May 16, 2008
* Einar Glomnes	Director	May 16, 2008
* Amit Kumar	Director	May 16, 2008
* Joel S. Porter	Director	May 16, 2008
* T.W. Fraser Russell	Director	May 16, 2008
* Richard Swanson	Director	May 16, 2008

*By:	/s/ MATTHEW FOSTER Matthew Foster, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Holland & Knight LLP
23.1	Consent of Hein & Associates LLP
23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page to Registration Statement No. 333-149740)
24.2	Power of Attorney (incorporated by reference to Exhibit 24.2 to Registration Statement No. 333-149740)

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits.
SIGNATURES
EXHIBIT INDEX